UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2021

HERITAGE COMMERCE CORP

(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

224 Airport Parkway, San Jose, California	95110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 947-6900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	HTBK	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Director.

The Heritage Commerce Corp (the ”Company”) bylaws provide that the number of directors shall be not less than 9 and nor more than 15 with the specific number set from time to time by the Board of Directors (the “Board”). At its meeting on December 9, 2021, the Board expanded the number of directors by resolution from 11 to 12 to take effect immediately.

On December 9, 2021, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors of the Company appointed Kamran Husain to the Board. The Board of Directors have also appointed Mr. Husain to the Board’s Audit Committee and its Personnel and Compensation Committee. Mr. Husain was also appointed to the Board of Directors of Heritage Bank of Commerce, the Company’s banking subsidiary.

Mr. Husain is a seasoned finance and accounting executive with over 25 years in the financial services industry, bringing a wealth of extensive experience and knowledge in banking and finance to the Company. Over the last 15 years he has directly managed relationships and communications with auditors and bank regulators on matters related to accounting, taxes, internal controls, reporting and compliance. Mr. Husain most recently served as Chief Accounting Officer of SVB Financial Group and Silicon Valley Bank from September 2008 until November 2019. Previously, he was the Senior Vice President and Controller with Greater Bay Bancorp from 2004 through early 2008, and served as Senior Vice President of Risk Management from 1999 to 2003. Prior to joining Greater Bay Bancorp, Mr. Husain was a senior manager at PwC in the financial services and audit practice. Mr. Husain holds a Master of Business Administration from the Hass School of Business at the University of California, Berkeley, and a bachelor’s degree from Ohio Wesleyan University. Originally from Pakistan, Mr. Husain resides with his wife and two daughters in the San Francisco Bay Area.

There are no family relationships between Mr. Husain and any director or other executive officer of the Company. There are no transactions between Mr. Husain and any member of his immediate family and the Company or any of its subsidiaries that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission. Further, there is no arrangement or understanding between Mr. Husain and any other persons or entities pursuant to which Mr. Husain was appointed as a director of the Company.

Upon his appointment to the Board, Mr. Husain will be entitled as a non-employee director to the same compensation provided each of the other non-employee directors of the Company. For 2021, Mr. Husain is entitled to receive a prorated portion of the annual director retainer of $50,000.  Subject to Board approval, Mr. Husain will be entitled to receive up to $27,500 market value of restricted stock in accordance with the Company’s equity policy during the second quarter of 2022.  He will also be entitled to reimbursement of reasonable and substantiated out of pocket expenses incurred in connection with the performance of his duties as a director.

On December 13, 2021, the Company issued a press release announcing the appointment of Kamran Husain to the Board of Directors, a copy of which is filed with this report as Exhibit 99.1.

President of Heritage Bank of Commerce

On December 9, 2021, the Company’s Board of Directors promoted Robertson (Clay) Jones to President and Chief Operating Officer of Heritage Bank of Commerce. Mr. Jones previously served as Executive Vice President/President of Community Business. With the promotion, Mr. Jones’ salary was increased to $400,000.

On December 13, 2021, the Company issued a press release announcing the promotion of Clay Jones to President and Chief Operating Officer of Heritage Bank of Commerce, a copy of which is filed with this report as Exhibit 99.2.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, “Kamran Husain Appointed to Heritage Commerce Corp Board of Directors”, dated December 13, 2021

99.2	Press Release, “Clay Jones Promoted to President and Chief Operating Officer of Heritage Bank of Commerce”, dated December 13, 2021

104	Cover Page Interactive Data File (embedded within XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 13, 2021

Heritage Commerce Corp

By:	/s/ Lawrence D. McGovern
Lawrence D. McGovern
Executive Vice President and
Chief Financial Officer